ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                    LEGG MASON SPECIAL INVESTMENT TRUST, INC.


         LEGG MASON SPECIAL INVESTMENT TRUST, INC., a Maryland corporation, having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), desiring to amend its Articles of Incorporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

         Article FOURTH of the Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

         "FOURTH: The purposes for which the Corporation is formed are to act as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the general laws of the State of Maryland now or hereafter in force, including, but not limited to, the following:

(a) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets; and any negotiable or non-negotiable instruments and


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money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreement(s) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise as owner or holder of any securities, all rights, powers and privileges in respect thereof including the right to vote thereon; to aid by further investment any issuer, any obligations of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures, and other obligations of any corporation, company, trust, association or form; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

(b) To purchase and sell (or write) options on securities, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, indices and other financial instruments and to employ all kinds of hedging techniques and investment management strategies.

(c) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

(d) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

(e) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such


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amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereof, Securities) now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation, as its Board of Directors may determine.

(f) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.

(g) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

(h) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

(i) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporation by the laws of the State of Maryland as in force from time to time.

         The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business


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whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         Incident to meeting the purposes specified above, the Corporation also shall have the power:

         (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein.

         (2) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

         (3) Subject to any applicable provisions of law, to buy, hold, sell, and otherwise deal in and with foreign exchange."

SECOND:

         The foregoing amendment was advised by the Board of Directors on September 20, 1991 and approved by the shareholders on February 19, 1992.

         IN WITNESS WHEREOF, LEGG MASON SPECIAL INVESTMENT TRUST, INC., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 24 day of April, 1992.

                                       LEGG MASON SPECIAL INVESTMENT
                                        TRUST, INC.

                                       By: /s/ John F. Curley, Jr.
                                          ---------------------------
                                          John F. Curley, Jr.
                                          President



Attest:


/s/ C.A. Bacigalupo
----------------------------
Charles A. Bacigalupo
Assistant Secretary



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                                   CERTIFICATE


         THE UNDERSIGNED, President of LEGG MASON SPECIAL INVESTMENT TRUST, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                       By: /s/ John F.Curley, Jr.
                                           ---------------------------
                                           John F. Curley, Jr.
                                           President